Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(4,150,635)
Unrealized Gain (Loss) on Market Value of Futures	37,104,604
Dividend Income	8,819
Interest Income	130,059
ETF Transaction Fees	4,000
Total Income (Loss)	$33,096,847

Expenses
General Partner Management Fees	$266,053
Professional Fees	41,402
Brokerage Commissions	186,474
Non-interested Directors' Fees and Expenses	2,829
Prepaid Insurance Expense	2,168
NYMEX License Fee	6,651
SEC & FINRA Registration Expense	33,180
Total Expenses	$538,757
Net Income (Loss)	$32,558,090

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/16	$523,823,159
Additions (2,600,000 Shares)	17,136,418
Withdrawals (1,300,000 Shares)	(9,126,106)
Net Income (Loss)	32,558,090

Net Asset Value End of Month	$564,391,561
Net Asset Value Per Share (80,166,476 Shares)	$7.04

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612